Exhibit 3.1(i)

PLAN OF CONVERSION

Converting

ELEISON PHARMACEUTICALS, LLC

(a Delaware limited liability corporation)

to

ELEISON PHARMACEUTICALS INC.

(a Delaware corporation)

This document, dated as of November 12, 2020, constitutes the plan of conversion (the “Plan”) for the conversion (the “Conversion”) of Eleison Pharmaceuticals, LLC, a Delaware limited liability company (the “LLC”), to Eleison Pharmaceuticals Inc., a Delaware corporation (the “Corporation”).

ARTICLE I

Conversion

1.01. The Conversion. The LLC shall effect the Conversion to the Corporation in accordance with and subject to the terms of this Plan and pursuant to the terms and conditions of Section 18-216 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq. (the “Act”), and Section 265 of the General Corporation Law of the State of Delaware, 8 Del. C. §§ 101 et seq. (the “DGCL”). At the Effective Time (as defined in Section 1.03 hereof), the LLC shall be converted to the Corporation, and, for all purposes (including, without limitation, the purposes of the laws of the State of Delaware), the Corporation shall be considered the same entity as the LLC; all of the rights, privileges, obligations and powers of the LLC and all property, real, personal and mixed, and all debts due to the LLC, as well as all other things and causes of action belonging to the LLC, shall remain vested in the Corporation and shall be the property of the Corporation and the title to any real property vested by deed or otherwise in the LLC shall not revert or be in any way impaired by reason of the DGCL or the Conversion; but all rights of creditors and all liens upon any property of the LLC shall be preserved unimpaired, and all debts, liabilities and duties of the LLC shall remain attached to the Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by it in its capacity as the Corporation. The rights, privileges, powers and interest in property of the LLC, as well as the debts, liabilities and duties of the LLC, shall not be deemed, as a consequence of the Conversion, to have been transferred to the Corporation for any purposes of the laws of the State of Delaware.

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1.02. Filings. As promptly as practicable following the approval of this Plan in accordance with Section 1.04 hereof, the LLC shall cause the conversion to be effective by:

(a) executing and filing (or causing the execution and filing of) a Certificate of Conversion to Corporation pursuant to Sections 103 and 265 of the DGCL (the “Certificate of Conversion”) with the Secretary of State of the State of Delaware; and

(b) executing, acknowledging and filing (or causing the execution, acknowledgment and filing of) the Certificate of Incorporation of the Corporation in the form of Exhibit A attached hereto and incorporated herein by reference (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware.

The LLC represents and warrants that Edwin Thomas, the President and Chief Executive Officer of the LLC, be, and hereby is, authorized, empowered and directed, for, in the name of and on behalf of the LLC, to execute and file (or cause the filing of) the Certificate of Conversion with the Secretary of State of the State of Delaware as the person who is authorized to sign the Certificate of Conversion on behalf of the LLC as contemplated by Section 265(i) of the DGCL.

1.03. Effectiveness. The Conversion shall become effective immediately upon the simultaneous filing of the Certificate of Conversion and the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”). As of the Effective Time, the Amended and Restated Operating Agreement of the LLC, dated as of September 27, 2013, as amended (the “LLC Agreement”), will terminate and be of no further force and effect and the Corporation will be governed by the terms and conditions of the Certificate of Incorporation and the Bylaws of the Corporation in the form of Exhibit B attached hereto to be adopted by the Board of Directors of the Corporation effective as of the Effective Time, each as amended from time to time in accordance with the terms thereof and the DGCL.

1.04. Approval of Conversion. In accordance with applicable law and the LLC Agreement, this Plan, the Conversion and the Certificate of Incorporation shall be approved by the unanimous written consent (the “Manager Consent”) of the Board of Managers (as defined in the LLC Agreement) and the unanimous written consent (the “Member Consent”) of the Members (as defined in the LLC Agreement), including, without limitation, the holders of a majority of the outstanding Class A Units (as defined below) (constituting the Class A Consent (as defined in the LLC Agreement)) in accordance with Section 18-216 of the Act and the LLC Agreement, and all necessary parties shall have waived any and all notice requirements required by applicable law and the LLC Agreement in connection with the Conversion.

1.05. Further Assurances. If at any time the Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Corporation its rights, title or interest in, to or under any of the rights, properties or assets of the LLC acquired or to be acquired by the Corporation as a result of, or in connection with, the Conversion, or (b) otherwise carry out the purposes of this Plan, its Managers (as defined in the LLC Agreement) and Members by execution of the Member Consent or the Manager Consent, as applicable, shall be deemed to have granted, and do hereby grant, to the Corporation, and its officers and directors, an irrevocable power of attorney to execute and deliver all such deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Corporation and otherwise to carry out the purposes of this Plan; and the officers and directors of the Corporation are fully authorized and empowered, for, in the name of and on behalf of the LLC or otherwise to take any and all such actions.

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ARTICLE II

Securities

2.01. Conversion of LLC Units. At the Effective Time, automatically by virtue of the Conversion and without any action on the part of the LLC or the holder thereof: (i) each Class B Unit (other than Subordinated Profits Common Units (as defined in the LLC Agreement)) representing limited liability company interests of the LLC (each, a “Class B Unit,” and more than one, the “Class B Units”), shall be converted into and become the number of shares of validly issued, fully-paid and non-assessable shares of common stock, par value $0.01 per share, of the Corporation (the “Common Stock”) set forth on Schedule A attached hereto and incorporated herein by reference; and (ii) each Class A Unit representing limited liability company interests of the LLC (each, a “Class A Unit,” and more than one, the “Class A Units”), shall be converted into and become the number of shares of validly issued, fully-paid and non-assessable shares of Common Stock set forth on Schedule A.

2.02. Units of the LLC. From and after the Effective Time, all certificates that immediately prior to the Effective Time represented Class B Units and Class A Units, if any (collectively, the “Certificates”) shall be deemed, to the fullest extent permitted by applicable law, to represent the shares of Common Stock into which such Units were converted, as provided in Section 2.01, and all of the Class B Units and Class A Units (collectively, the “Interests”) converted into shares of Common Stock as provided in Section 2.01 shall automatically no longer be outstanding, be canceled and cease to exist, and the former holders thereof shall cease to have any rights with respect thereto, except the right to receive certificates representing shares Common Stock as provided in Section 2.01 upon surrender of Certificates to the Corporation, if such Interests are certificated. The shares of Common Stock issued upon conversion of the Class B Units or Class A Units, as applicable, in accordance with Section 2.01 will be duly authorized, validly issued, fully-paid and non-assessable.

2.03. Conversion of Unit Option Plan. At the Effective Time, the LLC’s 2012 Omnibus Unit Incentive Plan (the “Unit Incentive Plan”) shall be converted into the Corporation’s 2020 Equity Compensation Plan (the “Equity Compensation Plan”).

2.04. Conversion of Unit Options. At the Effective Time, all of the options to purchase Units (as defined in the LLC Agreement) (the “Unit Options”), issued pursuant to the Unit Incentive Plan and outstanding immediately prior to the Effective Time, shall be converted into a non-qualified stock option (the “Stock Options”) to purchase the numbers of shares set forth on Schedule B attached hereto and incorporated herein by reference and the Stock Options will be issued pursuant to the Equity Compensation Plan.

2.05. Effect of the Conversion on Unit Options. From and after the Effective Time, (i) all of the Unit Options will be converted into that number of Stock Options to purchase the number of shares of Common Stock set forth beside such Unit Option holder’s name on Schedule B in accordance with Section 2.04, (ii) all Unit Options shall automatically no longer be outstanding and be canceled and cease to exist, and (iii) the former holders thereof shall cease to have any rights with respect to the Unit Options or any documents executed in connection therewith, except the right to Stock Options as provided in Section 2.04.

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2.06. Conversion of Profits Interests. At the Effective Time, all of the Class B Units which are Subordinated Profits Common Units (as defined in the LLC Agreement) (the “Vested Profits Interests”), issued pursuant to the Consulting Agreement effective as of August 1, 2013 by and between the LLC and Robert Schaeffer (the “Consulting Agreement”) and outstanding and vested immediately prior to the Effective Time, shall be converted into the of number validly Stock Options as set forth on Schedule C attached hereto and incorporated herein by reference. At the Effective Time, all of the Class B Units which are Subordinated Profits Common Units (as defined in the LLC Agreement) (the “Unvested Profits Interests”), issued pursuant to the Consulting Agreement and outstanding and unvested immediately prior to the Effective Time, shall be extinguished as of the Effective Time.

2.07. Profits Interests of the LLC. From and after the Effective Time, (i) all of the Vested Profits Interests shall be converted into the Stock Options set forth beside such Profits Interests holder’s name on Schedule C in accordance with Section 2.06, (ii) all of the Vested Profits Interests and Unvested Profits Interests shall automatically no longer be outstanding and be canceled and cease to exist and (iii) the former holder thereof shall cease to have any rights with respect to the Vested Profits Interests or the Unvested Profits Interests or the granting provisions of the Consulting Agreement or any other documents executed in connection therewith, except with respect to Vested Profits Interests, the right to receive the Stock Options as provided in Section 2.06.

2.08. Conversion of Unit Warrants. Each warrant issued by the LLC to purchase Class B Units or Exercise Securities (as defined in such warrant) (the “Unit Warrants”) outstanding immediately prior to the Effective Time will be converted into warrants (the “Stock Warrants”) to purchase shares of Common Stock set forth on Schedule D attached hereto and incorporated herein by reference. The form of Stock Warrant is attached hereto as Exhibit C and each Stock Warrant shall have the same terms and conditions as the applicable Unit Warrant in effect immediately prior to the Effective Time, except that (i) each such Stock Warrant shall provide the holder thereof with the right to acquire that number of shares of Common Stock set forth on Schedule D, and (ii) the terms of each Unit Warrant shall be modified to the extent necessary to reflect the Conversion. Following the Effective Time, the Company shall deliver to each holder of Warrants such agreements, documents and other instruments as it may deem necessary or desirable to evidence the conversion of the Warrants pursuant to the Conversion and this Section 2.08.

2.09. Amendment to LLC Agreement. To the extent required by applicable law, the provisions of this Article II are intended to, shall be deemed to, and shall amend, immediately prior to the Effective Time, the LLC Agreement.

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ARTICLE III

Certificate of Incorporation; Bylaws; Directors; Officers

3.01. Certificate of Incorporation. The Certificate of Incorporation, once filed with the Secretary of State of the State of Delaware in accordance with Sections 103 and 265 of the DGCL, shall be the Certificate of Incorporation of the Corporation, as the same may be amended from time to time.

3.02. Bylaws. Subject to applicable law, the Bylaws of the Corporation in the form attached hereto and incorporated herein by reference as Exhibit B shall be adopted by the Board of Directors of the Corporation as the bylaws of the Corporation, effective as of the Effective Time.

3.03. Directors. Subject to applicable law, at or prior to the Effective Time, the incorporator of the Corporation shall elect the following persons to serve as the initial directors of the Corporation: Joel Morganroth, MD, Frank Seidman, and Michael Otto and three vacancies.

3.04. Officers. Subject to applicable law, at or prior to the Effective Time, the Board of Directors of the Corporation shall elect the persons serving as the officers of the LLC immediately prior to the Effective Time as the officers of the Corporation, and each such officer shall hold office until their respective successors are duly elected and qualified, subject to their earlier death, disqualification, resignation or removal.

ARTICLE IV

Miscellaneous

4.01. Termination. This Plan may be terminated and the Conversion contemplated hereby may be abandoned at any time prior to the Effective Time by action of the Board of Managers and the Members if it is determined that for any reason the completion of the transactions provided for herein would be inadvisable or not in the best interests of the LLC or the Members. In the event of such termination and abandonment, this Plan shall, to the fullest extent permitted by law, become void, and neither the LLC nor its equity holders, members, managers or officers shall have any liability or rights with respect to such termination and abandonment.

4.02. Amendment. This Plan may be supplemented, amended or modified by consent of the Board of Managers and the Members. No amendment of any provision hereof shall be valid unless the same shall be in writing and approved by the Board of Managers and the Members in accordance with this Section 4.02.

4.03. Governing Law. This Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

4.04. Third Party Beneficiaries. This Plan shall not confer any rights or remedies upon any person other than as expressly provided herein.

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4.05. Severability. Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan.

4.06. Entire Agreement. This Plan, including the documents and instruments referred to herein, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, with respect to the subject matter hereof.

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Schedule A

(attached)

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This Schedule/Exhibit is available upon request by contacting Ed Thomas at edwin.thomas@eleison- pharma.com.

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Exhibit A

Certificate of Incorporation

(See Attached)

STATE OF DELAWARE

CERTIFICATE OF INCORPORATION

OF

ELEISON PHARMACEUTICALS INC.,

a stock corporation

FIRST: The name of this Corporation is Eleison Pharmaceuticals Inc. (the “Corporation”).

SECOND: The name of the Corporation’s registered agent and the address of Corporation’s registered office in the State of Delaware are Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “DGCL”) and to possess and exercise all of the powers and privileges granted by the DGCL and any other law of the State of Delaware.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 12,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.          Common Stock.

1.         The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

2.         The affirmative vote of holders of at least 67% of the Common Stock outstanding shall be required to authorize any action by the Corporation involving any of the following:

(a) any increase or decrease in the authorized number of designated shares of Common Stock;

(b) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock;

(c) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof;

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(d) any amendment, alteration, restatement, repeal, addition or other change to any provision of the Certificate of Incorporation (as hereinafter defined) or the Bylaws of the Corporation in a manner so as to adversely affect the Common Stock, whether by merger, consolidation, recapitalization, reorganization or otherwise;

(e) any increase or decrease in the authorized number of directors comprising the entire Board (as hereinafter defined);

(f) enter into or execute any transaction with any officer, director, stockholder or other affiliate of the Corporation; or

(g) effect any Deemed Liquidation Event.

B.          Waiver. Any right, preference or privilege of the Common Stock contained in this Certificate of Incorporation may be waived as to all shares of Common Stock, in any instance, upon the written consent or agreement of the holders of at least 67% of the then outstanding shares of Common Stock.

C.        Definitions. For purposes of this Certificate of Incorporation, the following terms used herein shall have the meanings ascribed below. Certain other capitalized terms are defined elsewhere in the Certificate of Incorporation.

1.         “Board” means the Corporation’s Board of Directors.

2.         “Certificate of Incorporation” means the Corporation’s Certificate of Incorporation, as the same may be amended or amended and restated after the date hereof.

3.         “Deemed Liquidation Event” means any of the following events:

(a)      a liquidation, dissolution, winding-up, merger or consolidation in which:

i.         the Corporation is a constituent party; or

ii.       a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, all shares of Common Stock issuable upon exercise of options) outstanding immediately prior to such merger or consolidation or upon conversion of convertible securities outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

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(b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

4. “Issue” or “Issuance” in any of its forms, means to sell, grant or otherwise issue in any manner.

5. “Person” or “person” means any natural person, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, proprietorship, joint venture, trust, association, union, entity or other form of business organization or any governmental or regulatory authority whatsoever.

FIFTH: Subject to any additional vote required by this Certificate of Incorporation or the Bylaws of the Corporation, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH: Subject to any additional vote required by this Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in any Voting Agreement in effect from time to time by and between the Corporation and stockholders of the Corporation or, if no such agreement exists, in the manner set forth in the Bylaws of the Corporation.

SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

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NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH: The following indemnification provisions shall apply to the persons enumerated below.

1.     Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article Tenth, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board.

2.     Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Tenth or otherwise.

3.      Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article Tenth is not paid in full within thirty (30) days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

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4.      Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney’s fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board.

5.     Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorney’s fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board.

6.      Non-Exclusivity of Rights. The rights conferred on any person by this Article Tenth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, any provision of this Certificate of Incorporation, the Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

7.       Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

8.       Insurance. The Board may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Tenth; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Tenth.

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9.       Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators. The obligations of the Corporation to indemnify any persons under this Article Tenth, including the duty to advance expenses, shall be considered a contract between the Corporation and such person. If the General Corporation Law or any other law of the State of Delaware is amended after approval of this Article Tenth to authorize corporate action expanding the scope of indemnification, then the Corporation shall indemnify any and all persons described in this Article Tenth to the fullest extent permitted by the General Corporation Law or such other law as so amended.

ELEVENTH: The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

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IN WITNESS WHEREOF, this Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this          day of          , 2020.

By:

Edwin Thomas, President

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Exhibit B

Bylaws of the Corporation

(See Attached)

BYLAWS

OF

ELEISON PHARMACEUTICALS INC.

(a Delaware corporation)

ADOPTED AS OF [          ], 2020

ARTICLE I

OFFICES AND FISCAL YEAR

SECTION 1.01. Registered Office. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware until otherwise established in the manner provided by law.

SECTION 1.02. Other Offices. The corporation may also have offices at such other places within or without the State of Delaware as the board of directors may from time to time determine or the business of the corporation requires.

SECTION 1.03. Fiscal Year. The fiscal year of the corporation shall end on the 31st day of December in each year.

ARTICLE II

NOTICE - WAIVERS - MEETINGS

SECTION 2.01. Notice.

(a) Notice to Stockholders. Whenever, under the provisions of the General Corporation Law of the State of Delaware (the “DGCL”) or the certificate of incorporation or these bylaws, notice is required to be given to any stockholder, it shall mean: (i) notice in writing delivered personally or mailed to the stockholder at his address as it appears on the books of the corporation; or (ii) if consented to by the stockholder, notice by a form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process (any such method, an “electronic transmission”).

(b) Notice to Directors. Whenever, under the provisions of the DGCL or the certificate of incorporation or these bylaws, notice is required to be given to any director, it shall mean: (i) notice in writing delivered personally or mailed (whether by United States mail, courier or other form of express delivery service) to the director at his address as it appears on the books of the corporation; or (ii) if consented to by the director, notice by electronic transmission.

(c) When Deemed Given. If the notice is sent by mail, it shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder or director at such stockholder’s or director’s address as it appears on the books of the corporation. If notice is given by facsimile telecommunication, it shall be deemed to be given when directed to a number at which the stockholder or director has consented to receive notice. If notice is given by electronic mail, it shall be deemed given when directed to an electronic mail address at which the stockholder or director has consented to receive notice. If notice is given by a posting on an electronic network together with separate notice to the stockholder or director of such specific posting, it shall be deemed to be given upon the later of such posting and the giving of such separate notice. If notice is given by another form of electronic transmission, it shall be deemed given when directed to the stockholder or director. Any consent to notice by electronic transmission shall be revocable by the stockholder or director by written notice to the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

SECTION 2.02. Notice of Meetings of Board of Directors. Notice of a regular meeting of the board of directors need not be given. Notice of every special meeting of the board of directors shall be given to each director either: (i) in writing delivered personally or mailed (whether by United States mail, courier or other form of express delivery service) to the director at his address as it appears on the books of the corporation; or (ii) by electronic transmission. Notice by personal delivery or electronic transmission shall be given at least 24 hours prior to such special meeting. Notice by courier or express delivery service shall be given at least 48 hours prior to such special meeting. Notice by United States mail shall be given at least five days prior to such special meeting. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board need be specified in a notice of the meeting.

SECTION 2.03. Notice of Meetings of Stockholders. Written notice of the place, if any, date and hour of every meeting of the stockholders, whether annual or special, as well as the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder of record entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting. Every notice of a special meeting shall state the purpose or purposes thereof.

SECTION 2.04. Waivers of Notice.

(a) Written Waiver. Whenever notice is required to be given under any provisions of the DGCL or the certificate of incorporation or these bylaws, a written waiver, signed by the person or persons entitled to the notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice of such meeting or any waiver by electronic transmission.

(b) Waiver by Attendance. Attendance of a person at a meeting, either in person or by proxy, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

SECTION 2.05. Exception to Requirements of Notice.

(a) General Rule. Whenever notice is required to be given, under any provision of the DGCL or the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

(b) Stockholders Without Forwarding Addresses. Whenever notice is required to be given, under any provision of the DGCL or the certificate of incorporation or these bylaws, to any stockholder to whom: notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth the person’s then current address, the requirement that notice be given to such person shall be reinstated. The exception in clause (i) of this subsection (b) shall not be applicable to any notice returned as undeliverable if the notice given was by electronic transmission.

(c) Undeliverable Electronic Transmissions. Any consent to delivery of notice by electronic transmission shall be deemed revoked if: (i) the corporation is unable to deliver by electronic transmission two consecutive notices by the corporation in accordance with such consent; and (ii) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. In the event any consent to electronic delivery is deemed revoked under this Section 2.05(c), delivery of notice shall be made by other means unless subject to an exception under subsections (i) or (ii) above.

SECTION 2.06. Conference Meetings. One or more directors may participate in a meeting of the board, or of a committee of the board, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE III

MEETINGS OF STOCKHOLDERS

SECTION 3.01. Place of Meeting; Participation By Remote Communication. All meetings of the stockholders of the corporation shall be held at such place within or without the State of Delaware as shall be designated by the board of directors in the notice of such meeting. The board of directors may, in its sole discretion, determine: (i) that the meeting shall not be held at any place, but shall instead be held solely by means of remote communication equipment; or (ii) that in addition to being held at the place specified in the notice of the meeting, the stockholders may participate in the meeting and be deemed present in person and vote by means of remote communication. Subject to any guidelines or procedures adopted by the board of directors, stockholders and proxyholders not physically present at a meeting of stockholders but who attend by means of remote communication approved by the board of directors may participate in the meeting and be deemed present in person and vote at the meeting; provided, however, that: (i) the corporation must implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the corporation must implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

SECTION 3.02. Annual Meeting. The board of directors may fix and designate the date and time of the annual meeting of the stockholders, and at said meeting the stockholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting.

SECTION 3.03. Special Meetings. Special meetings of the stockholders of the corporation may be called at any time by the chairman of the board, a majority of the board of directors, the president, or at the request, in writing, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast at the particular meeting. At any time, upon the written request of any person or persons who have duly called a special meeting, which written request shall state the purpose or purposes of the meeting, it shall be the duty of the secretary to fix the date of the meeting which shall be held at such date and time as the secretary may fix, not less than ten nor more than 60 days after the receipt of the request, and to give due notice thereof. If the secretary shall neglect or refuse to fix the time and date of such meeting and give notice thereof, the person or persons calling the meeting may do so.

SECTION 3.04. Quorum, Manner of Acting, and Adjournment.

(a) Quorum. The holders of a majority in voting power of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders except as otherwise provided by the DGCL, by the certificate of incorporation or by these bylaws. If a quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time until a quorum is present or represented, without notice other than announcement at the meeting of the time and place, if any, to which the meeting has been adjourned and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting. At any such adjourned meeting at which a quorum is present or represented, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(b) Manner of Acting. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In all matters other than the election of directors, the affirmative vote of the majority in voting power of shares present in person or represented by proxy at the meeting and entitled to vote thereon shall be the act of the stockholders, unless the question is one upon which, by express provision of the applicable statute or the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of the question. The stockholders present in person or represented by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

SECTION 3.05. Organization. At every meeting of the stockholders, the chairman of the board, if there be one, or in the case of a vacancy in the office or absence of the chairman of the board, one of the following persons present in the order stated: the vice chairman of the board, if one has been appointed, the president, the vice presidents in their order of rank or seniority, a chairman designated by the board of directors or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as chairman of the meeting, and the secretary, or, in the absence of the secretary, an assistant secretary, or in the absence of the secretary and the assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

SECTION 3.06. Voting.

(a) General Rule. Unless otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock having voting power held by such stockholder.

(b) Voting and Other Action by Proxy.

(1) A stockholder may authorize another person or persons to act for the stockholder as proxy. In the case of a proxy granted by execution of a writing, such execution may be accomplished by the stockholder or the authorized officer, director, employee or agent of the stockholder signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature. A stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission if such telegram, cablegram or other means of electronic transmission sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.

(2) No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

(3) A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

SECTION 3.07. Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required in this section to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or person authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine: (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder; or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the board of directors of the corporation. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

SECTION 3.08. Voting Lists. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Electronic mail addresses or other electronic contact information need not be included on such list. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

SECTION 3.09. Inspectors of Election.

(a) Appointment. Elections of directors need not be by written ballot, and the vote upon any other matter need not be by written ballot. In advance of any meeting of stockholders the board of directors may, and if required by law shall, appoint one or more inspectors, who need not be stockholders, to act at the meeting. If inspectors are not so appointed, the chairman of the meeting may, and if required by law shall, and upon the demand of any stockholder or his proxy at the meeting and before voting begins shall, appoint one or more inspectors. The number of inspectors shall be either one or three, as determined in the case of inspectors appointed upon demand of a stockholder or his proxy, by stockholders present entitled to cast a majority of the votes which all stockholders present are entitled to cast thereon. No person who is a candidate for office shall act as an inspector. In case any person appointed as an inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting, or at the meeting by the chairman of the meeting.

(b) Duties. If inspectors are appointed, they shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity, and effect of proxies and ballots, shall receive votes or ballots, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes, shall determine the result, and shall do such acts as may be proper to conduct the election or vote with fairness to all stockholders. If there be three inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

(c) Report. On request of the chairman of the meeting or of any stockholder or his proxy, or if required by law, the inspectors shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them.

ARTICLE IV

BOARD OF DIRECTORS

SECTION 4.01. Powers. All powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

SECTION 4.02. Number and Term of Office. The initial director or directors of the corporation shall be the person or persons specified in the Statement of the Incorporator of the corporation. Thereafter, the board of directors shall consist of such number of directors as may be determined from time to time by resolution of the board of directors. Each director shall hold office until the expiration of the term for which he or she was selected and until a successor shall have been elected and qualified or until his or her earlier death, resignation or removal. Directors need not be residents of the State of Delaware or stockholders of the corporation.

SECTION 4.03. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having a right to vote as a single class may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their successors are elected and qualified or until their earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

SECTION 4.04. Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation and, unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective.

SECTION 4.05. Removal. Any director or the entire board of directors may, unless otherwise provided by law, be removed with or without cause by the holders of shares entitled to cast a majority of the votes which all stockholders are entitled to cast at an election of directors.

SECTION 4.06. Organization. At every meeting of the board of directors, the chairman of the board, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a chairman of the meeting chosen by a majority of the directors present, shall preside, and the secretary, or, in the absence of the secretary, an assistant secretary, or in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

SECTION 4.07. Place of Meeting. Meetings of the board of directors shall be held at such place within or without the State of Delaware as the board of directors may from time to time determine, or as may be designated in the notice of the meeting.

SECTION 4.08. Regular Meetings. Regular meetings of the board of directors shall be held without notice at such time and place as shall be designated from time to time by resolution of the board of directors.

SECTION 4.09. Special Meetings. Special meetings of the board of directors shall be held whenever called by the president or by two or more of the directors.

SECTION 4.10. Quorum, Manner of Acting, and Adjournment.

(a) General Rule. At all meetings of the board a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by the DGCL or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

(b) Unanimous Written Consent. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting, if all members of the board consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 4.11. Executive and Other Committees.

(a) Establishment. The board of directors may, by resolution, establish an Executive Committee and one or more other committees, each committee to consist of one or more directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee and the alternate or alternates, if any, designated for such member, the member or members of the committee present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

(b) Powers. The Executive Committee, if established, and any such other committee to the extent provided in the resolution establishing such committee shall have and may exercise all the power and authority of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval; or (ii) adopting, amending or repealing any bylaw of the corporation. The Executive Committee shall, without limitation, have the power and authority to declare dividends, to authorize the issuance of stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL (provided that no vote of stockholders of the corporation is required for the effectuation of such merger). Other committees shall have such names as may be determined from time to time by resolution adopted by the board of directors. Each committee so formed shall keep regular minutes of its meetings and report the same to the board of directors when required.

(c) Committee Procedures. The term “board of directors” or “board,” when used in any provision of these bylaws relating to the organization or procedures of or the manner of taking action by the board of directors, shall be construed to include and refer to the Executive Committee and any other committees of the board.

SECTION 4.12. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors.

ARTICLE V

OFFICERS

SECTION 5.01. Number, Qualifications, and Designation. The officers of the corporation shall be chosen by the board of directors and shall include a president, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03 of this Article V. Any number of offices may be held by the same person. Officers may, but need not, be directors or stockholders of the corporation. The board of directors may elect from among the members of the board a chairman of the board and a vice chairman of the board who shall be officers of the corporation. The chairman of the board or the president, as designated from time to time by the board of directors, shall be the chief executive officer of the corporation.

SECTION 5.02. Election and Term of Office. The officers of the corporation, except those elected by delegated authority pursuant to section 5.03 of this Article, shall be elected annually by the board of directors, and each such officer shall hold office for a term of one year and until a successor is elected and qualified, or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation.

SECTION 5.03. Subordinate Officers, Committees, and Agents. The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these bylaws, or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

SECTION 5.04. The Chairman and Vice Chairman of the Board. The chairman of the board, if there be one, or in the absence of the chairman, the vice chairman of the board, if there be one, shall preside at all meetings of the stockholders and of the board of directors, and shall perform such other duties as may from time to time be assigned to them by the board of directors.

SECTION 5.05. The President. The president shall have general supervision over the business and operations of the corporation, subject, however, to the control of the board of directors. The president shall, in general, perform all duties incident to the office of president, and such other duties as from time to time may be assigned by the board of directors and, if the chairman of the board is the chief executive officer, the chairman of the board.

SECTION 5.06. The Vice Presidents. The vice presidents, if there be any, shall perform the duties of the president in the absence of the president and such other duties as may from time to time be assigned to them by the board of directors or by the president.

SECTION 5.07. The Secretary. The secretary, or an assistant secretary, shall attend all meetings of the stockholders and of the board of directors and shall record the proceedings of the stockholders and of the directors and of committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors or the president.

SECTION 5.08. The Treasurer. The treasurer, or an assistant treasurer, shall have or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; whenever so required by the board of directors, shall render an account showing his or her transactions as treasurer and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board of directors or the president.

SECTION 5.09. Officers’ Bonds. No officer of the corporation need provide a bond to guarantee the faithful discharge of the officer’s duties unless the board of directors shall by resolution so require a bond in which event such officer shall give the corporation a bond (which shall be renewed if and as required) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of office.

SECTION 5.10. Salaries. The salaries of the officers and agents of the corporation elected by the board of directors shall be fixed from time to time by the board of directors.

ARTICLE VI

CERTIFICATES OF STOCK, TRANSFER, ETC.

SECTION 6.01. Form and Issuance.

(a) Issuance. The shares of the corporation shall be represented by certificates unless the board of directors shall by resolution provide that some or all of any class or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the corporation. Notwithstanding the adoption of any resolution providing for uncertificated shares, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman or vice chairman of the board of directors, or the president or vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, representing the number of shares registered in certificate form.

(b) Form and Records. Stock certificates of the corporation shall be in such form as approved by the board of directors. The stock record books and the blank stock certificate books shall be kept by the secretary or by any agency designated by the board of directors for that purpose. The stock certificates of the corporation shall be numbered and registered in the stock ledger and transfer books of the corporation as they are issued.

(c) Signatures. Any of or all the signatures upon the stock certificates of the corporation may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if the signatory were such officer, transfer agent or registrar at the date of its issue.

SECTION 6.02. Transfer. Transfers of shares shall be made on the share register or transfer books of the corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. No transfer shall be made which would be inconsistent with the provisions of Article 8, Title 6 of the Delaware Uniform Commercial Code-Investment Securities, if applicable.

SECTION 6.03. Lost, Stolen, Destroyed or Mutilated Certificates. The board of directors may direct a new certificate of stock or uncertificated shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the legal representative of the owner, to give the corporation a bond sufficient to indemnify against any claim that may be made against the corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.

SECTION 6.04. Record Holder of Shares. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

SECTION 6.05. Determination of Stockholders of Record.

(a) Meetings of Stockholders. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting.

(b) Consent of Stockholders. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

(c) Dividends. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

ARTICLE VII

INDEMNIFICATION

SECTION 7.01. Right to Indemnification. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.03, the corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the board of directors of the corporation.

SECTION 7.02. Prepayment of Expenses. The corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article VII or otherwise.

SECTION 7.03. Claims. If a claim for indemnification or payment of expenses under this Article VII is not paid in full within sixty days after a written claim therefor by the Indemnitee has been received by the corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of (including reasonable attorneys’ fees) prosecuting such claim. In any such action the corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

SECTION 7.04. Nonexclusivity of Rights. The rights conferred on any Indemnitee by this Article VII shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 7.05. Other Sources. The corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

SECTION 7.06. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

SECTION 7.07. Other Indemnification and Prepayment of Expenses. This Article VII shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

ARTICLE VIII

GENERAL PROVISIONS

SECTION 8.01. Dividends. Subject to the restrictions contained in the DGCL and any restrictions contained in the certificate of incorporation, the board of directors may declare and pay dividends upon the shares of capital stock of the corporation.

SECTION 8.02. Contracts. Except as otherwise provided in these bylaws, the board of directors may authorize any officer or officers including the chairman and vice chairman of the board of directors, or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the corporation and such authority may be general or confined to specific instances.

SECTION 8.03. Deposits. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the board of directors shall from time to time determine.

SECTION 8.04. Corporate Records.

(a) Examination by Stockholders. Every stockholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business, for any proper purpose, the stock ledger, list of stockholders, books or records of account, and records of the proceedings of the stockholders and directors of the corporation, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business. Where the stockholder seeks to inspect the books and records of the corporation, other than its stock ledger or list of stockholders, the stockholder shall first establish: (i) that the stockholder has complied with the provisions of this section respecting the form and manner of making demand for inspection of such documents; and (ii) that the inspection sought is for a proper purpose. Where the stockholder seeks to inspect the stock ledger or list of stockholders of the corporation and has complied with the provisions of this section respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the corporation to establish that the inspection sought is for an improper purpose.

(b) Examination by Directors. Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to the person’s position as a director.

SECTION 8.05. Amendment of Bylaws. These bylaws may be altered, amended or repealed or new bylaws may be adopted either: (i) by vote of the stockholders at a duly organized annual or special meeting of stockholders; or (ii) by vote of a majority of the board of directors at any regular or special meeting of directors if such power is conferred upon the board of directors by the certificate of incorporation.

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ELEISON PHARMACEUTICALS INC.

SECRETARY’S CERTIFICATE

[          ], 2020

The undersigned certifies:

1.         That the undersigned is the duly elected and acting Secretary of Eleison Pharmaceuticals Inc., a Delaware corporation (the “Corporation”); and

2.         That the foregoing Bylaws constitute the Bylaws of the Corporation as duly adopted by the Board of Directors of the Corporation as of the date first set forth above.

IN WITNESS WHEREOF, I have hereunto subscribed my name as of the date first set forth above.

ELEISON PHARMACEUTICALS INC.

By:	/s/
Name:	Edwin Thomas
Title:	Secretary

Exhibit C

Form of Stock Warrant

(See Attached)

Warrant No.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Date of Issuance:          , 2020

ELEISON PHARMACEUTICALS INC.

WARRANT CERTIFICATE

FOR VALUE RECEIVED, Eleison Pharmaceuticals Inc., a Delaware corporation (the “Company”), hereby certifies that                                           , or his, her or its registered transferees, successors or assigns (each person or entity holding all or a part of this Warrant being referred to as a “Holder”) is the registered holder of this Warrant (the “Warrant”) to subscribe for and purchase                       of the Company’s Common Stock (as defined below).

For purposes of this Warrant the following terms shall have the following meanings:

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Certificate of Incorporation” means the Company’s Certificate of Incorporation, as amended.

“Common Stock” means the Common Stock of the Company, and further described in the Company’s Certificate of Incorporation.

“Exercise Price” means $5.00 per share.

“Exit Event” means (i) a Sale of the Company, or (ii) an initial public offering of the Common Stock of the Company registered with the United States Securities and Exchange Commission or with other appropriate governmental authorities.

“Expiration Date” means the fifth anniversary of the date of issuance of this Warrant.

“Investor’s Rights Agreement” means that certain Investors’ Rights Agreement by and between the Company and certain stockholders of the Company, as amended.

“ROFR and Co-Sale Agreement” means that certain Right of First Refusal and Co-Sale Agreement by and between the Company and certain stockholders of the Company, as amended.

“Sale of the Company” means (i) any sale or other disposition of all or substantially all of the assets of the Company, (ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities, or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

“Voting Agreement” means that certain Voting Agreement by and between the Company and certain stockholders of the Company, as amended.

“Warrant Shares” means the number of shares of Common Stock issuable to Holder upon exercise of this Warrant.

1.               DURATION AND EXERCISE OF WARRANTS

(a) Exercise Period. The Holder may exercise this Warrant in whole or in part at any time from and after the Date of Issuance until the earlier of (i) 5:00 P.M., New York Time on the Expiration Date, or (ii) the Early Termination Date (as defined below) (the “Exercise Period”).

(b) Exercise Procedures. Subject to Section 4(b), while this Warrant remains outstanding and exercisable in accordance with Section 1(a), the Holder may exercise this Warrant in whole or in part at any time and from time to time by:

(i) delivery to the Secretary of the Company of a duly executed copy of the Notice of Exercise attached as Exhibit A;

(ii) surrender of this Warrant to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder; and

(iii) payment of the then-applicable Exercise Price per share multiplied by the number of shares of Common Stock being purchased upon exercise of the Warrant (such amount, as calculated at the time of each exercise, the “Aggregate Exercise Price”) made in the form of cash, or by certified check, bank draft or money order payable in lawful money of the United States of America.

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(c) Upon the exercise of this Warrant in compliance with the provisions of Section 1(b), the Company shall promptly issue and cause to be delivered to the Holder a certificate for the Common Stock purchased by the Holder. Each exercise of this Warrant shall be effective immediately prior to the close of business on the date that the conditions set forth in Section 1(b) have been satisfied. On the first Business Day following the date on which the Company has received each of the Notice of Exercise and the Aggregate Exercise Price (the “Exercise Delivery Documents”), the Company shall transmit an acknowledgment of receipt of the Exercise Delivery Documents to the Company’s transfer agent, if other than the Company (the “Transfer Agent”). On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents, the Company shall issue and dispatch by overnight courier to the address as specified in the Notice of Exercise, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Common Stock with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Common Stock.

(d) Partial Exercise. This Warrant shall be exercisable, either in its entirety or, from time to time in part, only for the number of shares of Common Stock available for exercise under this Warrant. If this Warrant is exercised and the number of shares of Common Stock represented by this Warrant submitted for exercise is greater than the actual number of shares of Common Stock being acquired upon such an exercise, then the Company shall, as soon as practicable and in no event later than five (5) Business Days after any such exercise and at its own expense, issue a new Warrant of like tenor representing the right to purchase the remaining number of shares of Common Stock purchasable hereunder after such exercise.

(e) Investor’s Rights Agreement, ROFR and Co-Sale Agreement, Voting Agreement. The Holder hereby agrees that, as a condition to exercise of this Warrant for Common Stock the Holder will execute and deliver a counterpart signature page to the Investor’s Rights Agreement, ROFR and Co-Sale Agreement, and the Voting Agreement.

2.         ISSUANCE OF COMMON STOCK

(a) The Company covenants that all shares of Common Stock will, upon issuance in accordance with the terms of this Warrant, be (i) duly authorized, fully paid and non-assessable, and (ii) free from all liens, charges and security interests, with the exception of claims arising through the acts or omissions of any Holder and except as arising from applicable Federal and state securities laws.

(b) The Company shall register this Warrant upon records to be maintained by the Company for that purpose in the name of the record holder of such Warrant from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner thereof for the purpose of any exercise thereof, any distribution to the Holder thereof and for all other purposes.

(c) The Company will not, by amendment of its Certificate of Incorporation, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, and will take all actions consistent with the carrying out of all the provisions of this Warrant.

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3.         ADJUSTMENTS OF EXERCISE PRICE, NUMBER AND TYPE OF COMMON STOCK

(a) Adjustments of Exercise Price. The Exercise Price and the Common Stock issuable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.

(i) Splits, Dividends, Combinations of Securities. If, at any time after the Date of Issuance and prior to the Expiration Date, outstanding Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If, at any time after the Date of Issuance and prior to the Expiration Date, outstanding Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment. No adjustment, however, on account of cash dividends will be made to the Exercise Price under this Warrant.

(ii) Reclassification, Etc. In case there occurs any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company or any similar corporate reorganization on or after the Date of Issuance, then and in each such case the Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the shares or other securities and property receivable upon the exercise hereof prior to such consummation, the shares. or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 3; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section

4 below. The Exercise Price and the Common Stock issuable upon the exercise of this Warrant, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 3(a)(ii).

(b) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

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4.         EARLY TERMINATION.

(a) Early Termination. The Company shall provide to the Holder at least ten (10) days advance written notice of an Exit Event and, if this Warrant is not exercised on or prior to the consummation of such Exit Event or pursuant to Section 4(b) below, the Warrant shall terminate after the consummation of such Exit Event (the date of such termination, the “Early Termination Date”).

(b) Cashless Exercise in connection with Sale of the Company.

(i) In addition to and without limiting the rights of the Holder under the terms of this Warrant, but only to the extent this Warrant has not otherwise been exercised, this Warrant shall automatically be converted in connection with an Exit Event (the “Conversion Right”) into shares of Common Stock as provided in this Section 4(b) if the fair market value of one share of Common Stock is greater than the Exercise Price per share. The Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration) (X) that number of shares of fully paid and nonassessable Common Stock equal to the quotient obtained by dividing the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined herein), which value shall be determined by subtracting (A) the aggregate Exercise Price of the Common Stock issuable upon the exercise of this Warrant immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Warrant Shares on the Conversion Date (as herein defined) by (Y) the fair market value of one share of Common Stock on the Conversion Date (as defined herein). Expressed as a formula, such conversion shall be computed as follows:

X = B – A

      Y

Where:    X = the number of shares of Common Stock that may be issued to the Holder

 Y = the fair market value of one share of Common Stock (at the date of such calculation)

 A = the aggregate Exercise Price (i.e., Warrant Shares x Exercise Price)

 B = the aggregate fair market value (i.e., fair market value x Warrant Shares)

(ii) Such conversion shall be effective one day prior to such Exit Event (the “Conversion Date”). Certificates for the Warrant Shares shall be issued as of the Conversion Date and shall be promptly delivered to the Holder.

(iii) For purposes of this Section 4(b), “fair market value” of a share of Common Stock shall mean (A) in connection with a Sale of the Company, the value of the securities and other property received by a holder of the Company’s Common Stock pursuant to the Sale of the Company in exchange for a share of Common Stock held by such holder, or (B) in connection with an initial public offering, the per share offering price to the public in the Company’s initial public offering.

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5.         TRANSFERS AND EXCHANGES OF WARRANT AND COMMON STOCK

(a) Registration of Transfers and Exchanges. Subject to Section 5(b) and 5(c), upon the Holder’s surrender of this Warrant, with a duly executed copy of the Form of Assignment attached as Exhibit B, to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder, the Company shall register in the Company’s books and records the transfer of all or any portion of this Warrant. Upon such registration of transfer, the Company shall issue a new Warrant, in substantially the form of this Warrant, evidencing the acquisition rights transferred to the transferee and a new Warrant, in similar form, evidencing the remaining acquisition rights not transferred, to the Holder requesting the transfer.

(b) Restrictions on Transfers. This Warrant may not be transferred at any time unless such transfer is (i) registered under the Securities Act of 1933, as amended (the “Securities Act”), (ii) made in accordance with the requirements of Rule 144 of the Securities Act or (iii) exempt from registration under the Securities Act as evidenced by a written opinion of legal counsel addressed to the Company that the proposed transfer of the Warrant may be effected without registration under the Securities Act, which opinion will be in form and from counsel reasonably satisfactory to the Company.

(c) Permitted Transfers and Assignments. Notwithstanding any provision to the contrary in this Section 5, the Holder may transfer, with or without consideration, this Warrant or any of the shares of Common Stock issued upon an exercise of this Warrant (or a portion thereof) to the Holder’s Affiliates (as such term is defined under Rule 144 of the Securities Act) without obtaining the opinion from counsel that may be required by Section 5(c)(iii), provided, that the Holder delivers to the Company and its counsel certification, documentation, and other assurances reasonably required by the Company’s counsel to enable the Company’s counsel to render an opinion to the Company’s Transfer Agent that such transfer does not violate applicable securities laws.

6.         MUTILATED OR MISSING WARRANT CERTIFICATE

If this Warrant is mutilated, lost, stolen or destroyed, upon request by the Holder, the Company will, at its expense, issue, in exchange for and upon cancellation of the mutilated Warrant, or in substitution for the lost, stolen or destroyed Warrant, a new Warrant, in substantially the form of this Warrant, representing the right to acquire the equivalent number of shares of Common Stock; provided, that, the Holder provides the Company with an affidavit of loss and an indemnity agreement reasonably satisfactory to the Company.

7.         PAYMENT OF TAXES

The Company will pay all transfer and stock issuance taxes attributable to the preparation, issuance and delivery of this Warrant and the Common Stock (and replacement Warrants) including, without limitation, all documentary and stamp taxes; provided, however, that the Company shall not be required to pay any tax in respect of the transfer of this Warrant, or the issuance or delivery of certificates for Common Stock or other securities in respect of the Common Stock to any person or entity other than to the Holder.

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8.         FRACTIONAL SHARES OF COMMON STOCK

No fractional shares of Common Stock shall be issued upon exercise of this Warrant. The Company, in lieu of issuing any fractional shares of Common Stock, shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Company’s board of directors.

9.         NO STOCKHOLDER RIGHTS; LOCK-UP AGREEMENT

(a) No Stockholder Rights. No holder of this Warrant, as such, shall be entitled to vote or be deemed the holder of the Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, the rights of a stockholder of the Company or the right to vote for the election of the board of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends or subscription rights or otherwise (except as provide herein).

(b) Lock-Up Agreement. The Holder agrees, in connection with the Company’s initial public offering of the Company’s securities, upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of this Warrant or other Company securities issuable upon exercise of this Warrant (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters; provided however that such 180 day period may be extended to the extent necessary to permit any managing underwriter to comply with NASD Rule 2711(f)(4). Each certificate for Common Stock initially issued upon the exercise of this Warrant, and each certificate for Common Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP PERIOD FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH LOCKUP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.”

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10.       NOTICES

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at (or to such other address as the Company shall have furnished in writing in accordance with the provisions of this Section 10):

Eleison Pharmaceuticals Inc.

100 Overlook Center, 2nd Floor

Princeton, NJ 08540

All communications shall be sent to the Holder at (or to such other address as the Holder shall have furnished in writing in accordance with the provisions of this Section 10):

11.       SEVERABILITY

If a court of competent jurisdiction holds any provision of this Warrant invalid or unenforceable, the other provisions of this Warrant will remain in full force and effect. Any provision of this Warrant held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.       BINDING EFFECT

This Warrant shall be binding upon and inure to the sole and exclusive benefit of the Company, its successors and assigns, the registered Holder or Holders from time to time of this Warrant and the Common Stock.

13.       SURVIVAL OF RIGHTS AND DUTIES

This Warrant shall terminate and be of no further force and effect on the earlier of the expiration of the Exercise Period or the date on which this Warrant has been exercised in full.

14.       GOVERNING LAW

This Warrant will be governed by and construed under the laws of the State of Delaware without regard to conflicts of laws principles that would require the application of any other law.

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15.       REPRESENTATIONS AND WARRANTIES OF HOLDER. The Holder represents, warrants and covenants to the Company as follows:

(a) This Warrant is being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the Common Stock issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale that would violate the Securities Act.

(b) The Holder understands that the Warrant and the Common Stock issuable hereunder have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempted from such registration.

(c) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Common Stock purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

(d) The Holder is an “accredited investor” as defined in Rule 501 of Regulation D of the Securities Act. The Holder is able to bear the economic risk of the purchase of the Common Stock issuable pursuant to the terms of this Warrant.

16.       NOTICES OF RECORD DATE

Upon (a) any establishment by the Company of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or right or option to acquire securities of the Company, or any other right, or (b) any capital reorganization, reclassification, recapitalization, merger or consolidation of the Company with or into any other corporation, any transfer of all or substantially all the assets of the Company, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, or the sale, in a single transaction, of a majority of the Company’s voting shares. (whether newly issued, or from treasury, or previously issued and then outstanding, or any combination thereof), the Company shall mail to the Holder at least five (5) Business Days, or such longer period as may be required by law, prior to the record date specified therein, a notice specifying (i) the date established as the record date for the purpose of such dividend, distribution, option or right and a description of such dividend, option or right, (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up, or sale is expected to become effective and (iii) the date, if any, fixed as to when the holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, transfer, consolation, merger, dissolution, liquidation or winding up.

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17.       RESERVATION OF COMMON STOCK

Prior to the expiration of the Exercise Period, the Company shall reserve and keep available out of its authorized but unissued Common Stock for issuance upon the exercise of this Warrant, free from pre-emptive rights, such number of Common Stock for which this Warrant shall from time to time be exercisable. The Company will take all such reasonable action as may be necessary to assure that such Common Stock may be issued as provided herein without violation of any applicable law or regulation. Without limiting the generality of the foregoing, the Company covenants that it will use its best efforts to take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Stock upon the exercise of this Warrant and use its best efforts to obtain all such authorizations, exemptions or consents, including but not limited to consents from the Company’s stockholders or board of directors or any public regulatory body, as may be necessary to enable the Company to perform its obligations under this Warrant.

18.       NO THIRD PARTY RIGHTS

This Warrant is not intended, and will not be construed, to create any rights in any parties other than the Company and the Holder, and no person or entity may assert any rights as third-party beneficiary hereunder.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first set forth above.

ELEISON PHARMACEUTICALS INC.

By:
Name:	Edwin Thomas
Title:	President

[SIGNATURE PAGE TO WARRANT CERTIFICATE]

EXHIBIT A

NOTICE OF EXERCISE

(To be executed by the Holder of Warrant if such Holder desires to exercise Warrant)

To Eleison Pharmaceuticals Inc.:

The undersigned hereby irrevocably elects to exercise this Warrant and to purchase thereunder,                                                    shares of Common Stock issuable upon exercise of the Warrant and delivery of:                                                   (in cash as provided for in the foregoing Warrant) and any applicable taxes payable by the undersigned pursuant to such Warrant;

The undersigned requests that certificates for such shares be issued in the name of:

(Please print name, address and social security or federal employer identification number (if applicable))

If the shares. issuable upon this exercise of the Warrant are not all of the Common Stock which the Holder is entitled to acquire upon the exercise of the Warrant, the undersigned requests that a new Warrant evidencing the rights not so exercised be issued in the name of and delivered to:

(Please print name, address and social security or federal employer identification number (if applicable))

The undersigned hereby represents and warrants that (i) the undersigned meets the requirements of at least one of the suitability standards for an “accredited investor” as that term is defined in Regulation D as promulgated by the United States Securities and Exchange Commission; (ii) the undersigned is acquiring the Common Stock solely for the undersigned’s account for investment purposes only and not with a view to or intent of resale or distribution thereof, in whole or in part, in violation of the Securities Act of 1933, as amended (the “Act”), and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Act, without prejudice, however, to the undersigned’s right at all times to sell or otherwise dispose of all or any part of the Common Stock in compliance with applicable federal and state securities laws and in compliance with any transfer restriction to which the applicable Common Stock may be subject at any time or from time to time; and (iii) the undersigned has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Offering to evaluate the merits and risks of an investment in the Company and the Common Stock and to make an informed investment decision with respect thereto.

Name of Holder (print):
(Signature):
(By:)
(Title:)
Dated:

EXHIBIT B

FORM OF ASSIGNMENT

FOR VALUE RECEIVED,                                                          hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned under the Warrant (as defined in and evidenced by the attached Warrant) to acquire the number of shares of Common Stock set opposite the name of such assignee below and in and to the foregoing Warrant with respect to said acquisition rights and the shares. issuable upon exercise of the Warrant:

Name of Assignee	Address	Number of Shares of CommonStock

If the total of the Common Stock shares are not all of the Common Stock shares evidenced by the foregoing Warrant, the undersigned requests that a new Warrant evidencing the right to acquire the Common Stock not so assigned be issued in the name of and delivered to the undersigned.

Name of Holder (print):
(Signature):
(By:)
(Title:)
Dated: